Exhibit 107

Calculation of Filing Fee Tables

Form S-1

(Form Type)

Agora Digital Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price (1)	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid
Fees Previously Paid	Equity	Units (2)	457(o)			$57,500,000	$92.70 per $1,000,000	$5,330.25
Fees Previously Paid	Equity	Common Stock underlying Warrants included in Units (3)	Other (3)			$63,250,000	$92.70 per $1,000,000	$5,863.28
Fees Previously Paid	Equity	Common Stock underlying Representative’s Warrants (4)	Other (4)			$5,750,000	$92.70 per $1,000,000	$533.03

Carry Forward Securities
Carry Forward Securities
	Total Offering Amounts (5)					$126,500,000	$11,726.56
	Total Fees Previously Paid						$11,726.56
	Total Fee Offsets
	Net Fee Due						$0.00

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(1)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o) under the Securities Act of 1933.
(2)	Represents units consisting of shares of common stock, par value $0.001 per share, and warrants to purchase shares of common stock. Also includes common stock and/or warrants that may be issued upon exercise of a 30-day option granted to the underwriter.
(3)	There will be issued one warrant to purchase one share of common stock for every one share of common stock offered. The warrants are exercisable at a per share price of 110% of the unit public offering. In accordance with Rule 457(g) under the Securities Act of 1933, because the shares of the common stock underlying the warrants are registered hereby, no separate registration fee is required with respect to the warrants registered hereby.
(4)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) under the Securities Act. The warrants issuable to the Representative are exercisable at a per share exercise price equal to 125% of the public offering price. As estimated solely for the purpose of recalculating the registration fee pursuant to Rule 457(g) under the Securities Act, the proposed maximum aggregate offering price of the Representative Warrants is $5,750,000, which is equal to 125% of $4,600,000 (8% of $57,500,000).
(5)	In the event of a stock split, stock dividend, or similar transaction involving our common stock, the number of shares registered shall automatically be increased to cover the additional shares of common stock issuable pursuant to Rule 416 under the Securities Act of 1933.